Calculation of Filing Fee Tables
S-3
GeneDx Holdings Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred stock, par value $0.0001 per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Other	Rights	457(r)				0.0001381
Fees to be Paid	5	Equity	Units	457(r)				0.0001381
Fees to be Paid	6	Equity	Common Stock, par value $0.0001 per share	457(o)			$ 100,000,000.00	0.0001381	$ 13,810.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 100,000,000.00		$ 13,810.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 9,343.25
			Net Fee Due:						$ 4,466.75
Offering Note
[1]	(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[2]	(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[3]	(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[4]	(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[5]	(1) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices.

[6]	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the New York Stock Exchange on August 14, 2025 (such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act of 1933.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	GeneDx Holdings Corp.	S-3	333-267112	08/26/2022		$ 6,946.50	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 74,935,250.00
Fee Offset Claims	3, 4	GeneDx Holdings Corp.	S-8	333-259815	09/27/2021		$ 1,806.00	Equity	Class A common stock, par value $0.0001 per share, issuable upon vesting of Earn-Out RSUs	1,847,920	$ 16,548,124.00
Fee Offset Claims	5, 6	GeneDx Holdings Corp.	S-8	333-260481	10/25/2021		$ 590.75	Equity	Class A common stock, par value $0.0001 per share, issuable upon vesting of Earn-Out RSUs	841,844	$ 6,372,720.00
Fee Offset Sources	7	GeneDx Holdings Corp.	S-3	333-267112		08/26/2022						$ 27,810.00
Fee Offset Sources	8	GeneDx Holdings Corp.	S-8	333-259815		09/27/2021						$ 1,806.00
Fee Offset Sources	9	GeneDx Holdings Corp.	S-8	333-260481		10/25/2021						$ 590.75
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated its offering that included the unsold securities on the Registration Statement on Form S-3 ("Registration No. 333-267112") filed with the Securities and Exchange Commission ("the SEC") on August 26, 2022 ("the Prior S-3").

[3]	The Registrant has terminated its offering that included the unsold securities on the Registration Statement on Form S-8 (Registration No. 333-259815) filed with the SEC on September 27, 2021 (the "First S-8").

[5]	The Registrant has terminated its offering that included the unsold securities on the Registration Statement on Form S-8 (Registration No. 333-260481) filed with the SEC on October 25, 2021 (the "Second S-8")

Offset Note
[2]	On August 26, 2022, the Registrant initially filed the Prior S-3, which registered an aggregate amount of $300,000,000 of Class A common stock, preferred stock, debt securities, warrants and units to be offered by the Registrant from time to time. Approximately $225,064,750 of securities were offered and sold pursuant to the Prior S-3 prior to the third anniversary of the effective date of the Prior S-3, with $74,935,250 of the Registrant's securities remaining unsold as of such anniversary (the "Remaining Unsold Securities"). On September 5, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the Prior S-3 to remove from registration by means of a post-effective amendment the Remaining Unsold Securities registered under the Prior S-3. As a result, the Registrant had $6,946.50 in unused filing fees associated with the Prior S-3.

[4]	On September 27, 2021, the Registrant filed the First S-8 to register certain shares of the Registrant's Class A common stock, including 1,847,920 shares of Class A common stock issuable upon the vesting of certain RSU awards (the "Earn-Out RSUs") that were expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the "Merger Agreement"), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 ("Sema4"). On October 25, 2021, the Registrant filed the Second S-8 to register an additional 841,844 shares of Class A common Stock issuable upon the vesting of certain additional Earn-Out RSUs that were expected to be granted to certain former equity award holders of Sema4 and certain employees of the Registrant pursuant to the terms of the Merger Agreement. The "Earn-Out Period" under the Earn-Out RSUs expired in accordance with the terms thereof and, as a result, none of the 1,921,064 shares of Class A common stock (the "Earn-Out RSU Shares") previously registered pursuant to the First S-8 and Second S-8 were issued thereunder. On February 20, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the First S-8 and a Post-Effective Amendment No. 1 to the Second S-8 to remove from registration by means of post-effective amendments all of the Earn-Out RSU Shares previously registered for offering and sale by Registrant pursuant to the Earn-Out RSUs. As a result, $1,806 of the fee previously paid in connection with the First S-8 and $591 of the fee previously paid in connection with the Second S-8 remain available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

[6]	On September 27, 2021, the Registrant filed the First S-8 to register certain shares of the Registrant's Class A common stock, including 1,847,920 shares of Class A common stock issuable upon the vesting of certain RSU awards (the "Earn-Out RSUs") that were expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the "Merger Agreement"), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 ("Sema4"). On October 25, 2021, the Registrant filed the Second S-8 to register an additional 841,844 shares of Class A common Stock issuable upon the vesting of certain additional Earn-Out RSUs that were expected to be granted to certain former equity award holders of Sema4 and certain employees of the Registrant pursuant to the terms of the Merger Agreement. The "Earn-Out Period" under the Earn-Out RSUs expired in accordance with the terms thereof and, as a result, none of the 1,921,064 shares of Class A common stock (the "Earn-Out RSU Shares") previously registered pursuant to the First S-8 and Second S-8 were issued thereunder. On February 20, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the First S-8 and a Post-Effective Amendment No. 1 to the Second S-8 to remove from registration by means of post-effective amendments all of the Earn-Out RSU Shares previously registered for offering and sale by Registrant pursuant to the Earn-Out RSUs. As a result, $1,806 of the fee previously paid in connection with the First S-8 and $591 of the fee previously paid in connection with the Second S-8 remain available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

[7]	On August 26, 2022, the Registrant initially filed the Prior S-3, which registered an aggregate amount of $300,000,000 of Class A common stock, preferred stock, debt securities, warrants and units to be offered by the Registrant from time to time. Approximately $225,064,750 of securities were offered and sold pursuant to the Prior S-3 prior to the third anniversary of the effective date of the Prior S-3, with $74,935,250 of the Registrant's securities remaining unsold as of such anniversary (the "Remaining Unsold Securities"). On September 5, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the Prior S-3 to remove from registration by means of a post-effective amendment the Remaining Unsold Securities registered under the Prior S-3. As a result, the Registrant had $6,946.50 in unused filing fees associated with the Prior S-3.

[8]	On September 27, 2021, the Registrant filed the First S-8 to register certain shares of the Registrant's Class A common stock, including 1,847,920 shares of Class A common stock issuable upon the vesting of certain RSU awards (the "Earn-Out RSUs") that were expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the "Merger Agreement"), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 ("Sema4"). On October 25, 2021, the Registrant filed the Second S-8 to register an additional 841,844 shares of Class A common Stock issuable upon the vesting of certain additional Earn-Out RSUs that were expected to be granted to certain former equity award holders of Sema4 and certain employees of the Registrant pursuant to the terms of the Merger Agreement. The "Earn-Out Period" under the Earn-Out RSUs expired in accordance with the terms thereof and, as a result, none of the 1,921,064 shares of Class A common stock (the "Earn-Out RSU Shares") previously registered pursuant to the First S-8 and Second S-8 were issued thereunder. On February 20, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the First S-8 and a Post-Effective Amendment No. 1 to the Second S-8 to remove from registration by means of post-effective amendments all of the Earn-Out RSU Shares previously registered for offering and sale by Registrant pursuant to the Earn-Out RSUs. As a result, $1,806 of the fee previously paid in connection with the First S-8 and $591 of the fee previously paid in connection with the Second S-8 remain available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

[9]	On September 27, 2021, the Registrant filed the First S-8 to register certain shares of the Registrant's Class A common stock, including 1,847,920 shares of Class A common stock issuable upon the vesting of certain RSU awards (the "Earn-Out RSUs") that were expected to be granted to certain former equity award holders of Sema4 (as defined below) and certain employees of the Registrant pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 2021 (as amended, the "Merger Agreement"), by and among CM Life Sciences, Inc., S-IV Sub, Inc. and Mount Sinai Genomics, Inc. d/b/a Sema4 ("Sema4"). On October 25, 2021, the Registrant filed the Second S-8 to register an additional 841,844 shares of Class A common Stock issuable upon the vesting of certain additional Earn-Out RSUs that were expected to be granted to certain former equity award holders of Sema4 and certain employees of the Registrant pursuant to the terms of the Merger Agreement. The "Earn-Out Period" under the Earn-Out RSUs expired in accordance with the terms thereof and, as a result, none of the 1,921,064 shares of Class A common stock (the "Earn-Out RSU Shares") previously registered pursuant to the First S-8 and Second S-8 were issued thereunder. On February 20, 2025, the Registrant filed a Post-Effective Amendment No. 1 to the First S-8 and a Post-Effective Amendment No. 1 to the Second S-8 to remove from registration by means of post-effective amendments all of the Earn-Out RSU Shares previously registered for offering and sale by Registrant pursuant to the Earn-Out RSUs. As a result, $1,806 of the fee previously paid in connection with the First S-8 and $591 of the fee previously paid in connection with the Second S-8 remain available to be used to offset the fee currently due. In accordance with Rule 457(p) under the Securities Act, the Registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A